Exhibit 5.1

McGuireWoods LLP
800 East Canal Street
Richmond, Virginia 23219

September 17, 2019

Markel Corporation
4521 Highwoods Parkway
Glen Allen, Virginia 23060

Ladies and Gentlemen:
We have acted as special counsel to Markel Corporation, a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-223194) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities of the Company, including debt securities, and (ii) the issuance by the Company of up to $300,000,000 aggregate principal amount of the Company’s 3.350% Senior Notes due 2029 (the “2029 Notes”) and up to $500,000,000 aggregate principal amount of the Company’s 4.150% Senior Notes due 2050 (the “2050 Notes” and, together with the 2029 Notes, the “Notes”) as described in the Company’s Prospectus, dated February 23, 2018 (the “Base Prospectus”), and Prospectus Supplement, dated September 12, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Registration Statement became effective on February 23, 2018. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.
The Notes, which are debt securities for purposes of the Registration Statement, will be issued under an indenture dated as of June 5, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon (successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by a Fourteenth Supplemental Indenture, dated as of September 17, 2019 (the “Fourteenth Supplemental Indenture”), pertaining to the 2029 Notes and a Fifteenth Supplemental Indenture, dated as of September 17, 2019 (the “Fifteenth Supplemental Indenture”), pertaining to the 2050 Notes, each by and between the Company and the Trustee, and are being offered to the public in accordance with an Underwriting Agreement, dated September 12, 2019 (the “Underwriting Agreement”), among the Company and the representatives of the Underwriters named on Schedule I to the Pricing Agreement referred to therein. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.
Documents Reviewed
In connection with this opinion letter, we have examined the following documents:
(a) the Registration Statement;

(b) the Prospectus;
(c) the Prospectus Supplement;
(d) the Original Indenture;
(e) the Underwriting Agreement;
(f) the Fourteenth Supplemental Indenture, including the form of the global security attached as Exhibit A thereto; and
(g) the Fifteenth Supplemental Indenture, including the form of the global security attached as Exhibit A thereto.
The documents referred to in clauses (d) and (e) above, together with the Notes, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document”, and the Original Indenture, as supplemented by the Fourteenth Supplemental Indenture and Fifteenth Supplemental Indenture is referred to as the “Indenture”.
In addition we have examined and relied upon the following:
(i)a certificate from the secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Articles of Incorporation and Bylaws of the Company, as amended (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company effective February 22, 2018 authorizing the filing of the Registration Statement and the issuance and sale of debt securities and the resolutions by the written Approval of Officers dated September 12, 2019 relating to the issuance and sale of the Notes by the Company;
(ii)    a certificate dated September [16], 2019 issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia together with information with respect to the Company on the Clerk’s Information System posted on the website of the SCC as of the opening of business on the date hereof; and
(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
“Applicable Law” means the law of the Commonwealth of Virginia and the State of New York and the relevant laws of the United States.
Assumptions Underlying Our Opinions
For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:
(a)Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents, and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.
(b)Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company) authorized.

(c)Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
(d)Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed or will sign each Subject Document had the legal capacity to execute such Subject Document.
(e)Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except that no such assumption is made as to the Company.
(f)Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.
(g)Noncontravention. Neither the issuance of the Notes by the Company or the execution and delivery of any Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Company as to its Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Company as to any Applicable Law or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Company as to any Subject Document.
(h)Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Notes or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder have been or will be obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company.
(i)No Mutual Mistake, Amendments, etc. There has not been and will not be any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Notes as contemplated by the Registration Statement, Prospectus, the Prospectus Supplement and the Indenture. There are no, and will not be any, oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the terms of the Subject Documents, except in the case of the terms of the Original Indenture applicable to the Notes, for the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture.

Our Opinions
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:
1.    Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.
2.    Power and Authority. The Company has the corporate power and authority to issue the Notes.
3.    Validity. When (i) the Notes have been issued and sold as contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, (ii) the Company has received the consideration provided for in the Prospectus Supplement and the Underwriting Agreement and (iii) the Notes have been authenticated in accordance with the provisions of the Indenture, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Matters Excluded from Our Opinions
We express no opinion with respect to the enforceability of any agreement of the Company as may be included in any Subject Document relating to indemnification, contribution or exculpation from costs, expenses or other liabilities or regarding the choice of governing law (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

Qualifications and Limitations Applicable to Our Opinions
The opinions set forth above are subject to the following qualifications and limitations:
(a)Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.
(b)Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.
(c)Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non‑credit reasons or might decline to order a debtor to perform covenants in a Subject Document.
(d)Choice of New York Law and Forum. To the extent that our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon New York General Obligations Law Sections 5-1401 and 5-1402 and Rule 327(b) of the New York Civil Practice Law and Rules and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

Miscellaneous
The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the headings “Legal Matters” in the Registration Statement and “Validity of Notes” in the Prospectus Supplement relating to the Notes. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ McGuireWoods LLP